EXHIBIT 5.1

                               Opinion of Counsel

                   MELTZER, LIPPE, GOLDSTEIN & BREITSTONE, LLP
                                190 Willis Avenue
                                Mineola, NY 11501
                                 (516) 747-0300

                                                August 24, 2004

CreditRiskMonitor.com, Inc.
110 Jericho Turnpike, Suite 202
Floral Park, NY  11011

Ladies and Gentlemen:

      We refer to the Registration Statement on Form S-8 File No. 333-77727 (the "Registration Statement"), as filed by you with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of 1,500,000 shares, $.01 par value per Share, of the common stock (the "Shares") of CreditRiskMonitor.com, Inc., a Nevada corporation (the "Company"), to be issued and sold by the Company pursuant to the provisions of the 1998 Long-Term Incentive Plan, as amended from time to time, of the Company for sale by the holders thereof.

      We are qualified to practice law in the State of New York. We express no opinion as to, and, for the purposes of the opinion set forth herein, we have conducted no investigation of, and do not purport to be qualified to opine on, any laws other than the laws of the State of New York, Chapter 78 of the Nevada Revised Statutes and the federal laws of the United States of America.

      We have examined such documents as we considered necessary for the purposes of this opinion. Based on such examination, and assuming the accuracy and completeness of all information supplied us by the Company, it is our opinion that the Shares have been duly authorized, and, when issued upon exercise of stock options or in connection with other awards granted under the Plan, against receipt by the Company of any required payment therefor, will be legally issued, fully paid and non-assessable under the laws of the State of Nevada.

      We consent to the use of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,
                                Meltzer, Lippe, Goldstein & Breitstone, LLP


                                By: /s/ David I. Schaffer
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